UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020

MESO NUMISMATICS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-56010	88-0492191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Plaza Real Suite 275

Boca Raton, Florida 33432

(Address of principal executive offices, including zip code)

(800) 889-9509

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On June 26, 2020, Meso Numismatics Inc. (the “Company” or “MESO”) completed the repurchase of 1,000,000 shares of its Series AA (“Series AA”) Super Voting Preferred Stock, representing all of the Series AA shares held by E-Network de Costa Rica S.A. and S&M Chuah Enterprises Ltd., respectively. The Company has cancelled said shares (“Cancellation”).

Following such Cancellation, the Corporation has 50,000 shares of Series AA remaining issued and outstanding, which shares are held by Mr. David Christensen.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 25, 2020, Mr. Martin Chuah submitted his resignation as Director of the Company, effective June 26, 2020. There are no disagreements between Mr. Chuah and the Company on any matter relating to its operations, policies or practices.

On June 26, 2020, Mr. Melvin Pereira submitted his resignation as Chief Executive Officer, Chief Financial Officer, Secretary and Director of the Company, effective June 26, 2020. There are no disagreements between Mr. Pereira and the Company on any matter relating to its operations, policies or practices.

On June 26, 2020, due to Mr. Pereira’s resignation, the Company’s Board of Directors appointed Mr. David Christensen, current Director and President of the Company, to serve as Chief Executive Officer, Chief Financial Officer and Secretary, effective June 27, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meso Numismatics, Inc.

Date: June 29, 2020	By:	/s/ Dave Christensen
Dave Christensen
Chief Executive Officer

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